Exhibit 13.1

Subscribe ./OC com.wwwjamestowninvest visiting by obtained be may offering A Regulation the for statement offering preliminary the of Copies .kind any of commitment or obligation no involves interest of indication person’s A .date qualification the after given acceptance its of notice before time any at kind, any of commitment or obligation without revoked, or withdrawn be may offer such any and qualified, is statement offering the until received be can price purchase the of part no and accepted be can securities the buy to offer No .accepted be not will response, in sent if and, solicited being is consideration other or money No .amended as 1933, of Act Securities the under A Regulation to pursuant offering public a sponsor to intends “) (Jamestown LP Jamestown, NOTICE: required indicates * *.Use of Terms and Policy Privacy Jamestown the to agree I resident, .S.U and citizen .S.U a am I ID .qualified is statement offering the once investment an making in interested be may I Interest of Indication * Code ZIP * Address Email * Name äst * Name First .Invest Jamestown through opportunities investment about learn to first the of one be and updates future for up Sign .Beta in currently is Invest Jamestown Invest Jamestown I

Jamestown Invest

Contact Us | Privacy Policy & Terms of Use | Download the Offering Circular

© 2019 Jamestown. All rights reserved.

NOTICE: This site is operated by Jamestown, LP ("Jamestown"). Jamestown intends to sponsor a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind. Copies of the preliminary offering statement for the Regulation A offering may be obtained by visiting www.jamestowninvest.com/OC.

Jamestown is not a registered broker-dealer. Jamestown does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities on this site are being offered by, and all information included in this communication is the responsibility of, the applicable issuer of such securities. Jamestown has not taken steps to verify the adequacy, accuracy, or completeness of such information. Neither Jamestown nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind related to the adequacy, accuracy or completeness of any such information on this site or the use of such information on this site. This website is only suitable, intended and available for residents of the US who are familiar with and willing to accept the risks associated with private investments and able to bear the loss of their entire investment. The offering on this site is conducted by North Capital Private Securities Corporation, Member FINRA/SIPC located at 623 East Ft. Union Blvd., Suite 101, Salt Lake City, UT 84047. NCPS does not make investment recommendations and no communication should be construed as a recommendation for any security offered. You can review the brokercheck for NCPS here. By accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy.

All prospective investors must certify that they meet the suitability standards and must acknowledge that they have received and read all investment materials. The securities offering in this communication is speculative. There is a potential for loss of part or ALL of investment capital. Neither the SEC nor any federal or state securities commission or regulatory authority has recommended or approved any investment or reviewed the accuracy or completeness of any of the information or materials in this communication. Prior results are not indicative of future performance and any "forward looking statements" or returns shown on the website are illustrative examples only and actual results may vary materially. All investors must make their own determination of whether or not to make any investment, based on their own independent evaluation of the investment and their risk tolerance.

Sign up to learn more about future Jamestown products and services Name * First Name Last Name Email Address * Zip Code * SUBMIT

By subscribing to this list, you are permitting us to contact you about future investment opportunities and to process the personal information you provide above in accordance with our Privacy Policy. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind. Privacy Policy and Disclaimers © 2019 Jamestown. All rights reserved. NOTICE: This site is operated by Jamestown, LP ( “Jamestown “). Jamestown intends to sponsor a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind. Copies of the preliminary offering statement for the Regulation A offering may be obtained by visiting www.jamestowninvest.com /OC. Jamestown is not a registered broker -dealer. Jamestown does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities on this site are being offered by, and all information included in this communication is the responsibility of, the applicable issuer of such securities. Jamestown has not taken steps to verify the adequacy, accuracy, or completeness of such information. Neither Jamestown nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind related to the adequacy, accuracy or completeness of any such information on this site or the use of such information on this site. This website is only suitable, intended and available for residents of the US who are familiar with and willing to accept the risks associated with private investments and able to bear the loss of their entire investment. The offering on this site is conducted by North Capital Private Securities Corporation, Member FINRA /SIPC located at 623 East Ft. Union Blvd., Suite 101, Salt Lake City, UT 84047. NCPS does not make investment recommendations and no communication should be construed as a recommendation for any security offered. You can review the brokercheck for NCPS here. By accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. All prospective investors must certify that they meet the suitability standards and must acknowledge that they have received and read all investment materials. The securities offering in this communication is speculative. There is a potential for loss of part or ALL of investment capital. Neither the SEC nor any federal or state securities commission or regulatory authority has recommended or approved any investment or reviewed the accuracy or completeness of any of the information or materials in this communication. Prior results are not indicative of future performance and any “forward looking statements” or returns shown on the website are illustrative examples only and actual results may vary materially. All investors must make their own determination of whether or not to make any investment, based on their own independent evaluation of the investment and their risk tolerance.

Circular Offering Interest Indicate Spaces Transforming by Portfolio Your Transforming LLC 1, Invest Jamestown Hadas fl Dashboard Offerings Invest Jamestown

Circular Offering Submit ./OC com.jamestowninvest.www visiting by obtained be may offering A Regulation the for statement offering preliminary the of Copies .kind any of commitment or obligation no involves interest of indication person’s A .date qualification the after given acceptance its of notice before time any at kind, any of commitment or obligation without revoked, or withdrawn be may offer such any and qualified, is statement offering the until received be can price purchase the of part no and accepted be can securities the buy to offer No .accepted be not will response, in sent if and solicited, being is consideration other or money No .amended as 1933, of Act Securities the under A Regulation to pursuant offering public a sponsor to intends “) “Jamestown ( LP Jamestown, NOTICE: .qualified is statement offering the once making, consider V Select would you investment potential a of amount the indicate Please Jamestown .Invest Jamestown in interest your for you Thank Hadas Dashboard Interest of Indication Jamestown fl

investors institutional international and US as well as 2019 30, June of as DOO investors, individual German management ODD under assets ODD DOO 80,000 record Billion 2.10$ track year Nearly 35+ . funds realized d e C a glance at Jamestown Disclosures & Risks Documents Team .community and innovation for hubs into spaces transform to mission: clear a with company management and investment estate real focused -design a is Jamestown Summary Investment Overview Overview .growth anticipated of path the in locations urban in investments estate real of portfolio a manage and acquire will Fund The ..Invest Jamestown through estate real innovative quality, access can Investors Glance: a at Offering ono Dashboard Offerings Invest Jamestown

Invest Offerings I I Dashboard “ Hadas Overview Current and previous projects include Ponce City Market in Atlanta; Chelsea Market, Industry City, and One Times Square Investment Summary in New York City; Ghirardelli Square in San Francisco; and the Innovation and Design Building in Boston. Along with these properties, Jamestown invests in and manages office, retail, grocery-anchored shopping centers, and residential buildings Team in markets around the world.* Documents We’ve built our reputation on developing vibrant, community-driven properties; but it’s behind the real estate that you’ll find the real soul of our investment projects. Risks & Disclosures *Disclaimer: Jamestown’s current and previous portfolio of projects and properties are not representative of Jamestown Invest 1, LLC’s investment strategy and are not representative of the scale of investments that Jamestown Invest 1, LLC intends to make. Further, there is no assurance that Jamestown Invest 1. LLC will be able to achieve its investment objectives or to access targeted investments like those identified. Prior performance is not indicative of future results. Why Jamestown: Value Creation Jamestown believes it brings a competitive advantage as a vertically-integrated operator, which enhances value from acquisition to disposition. Jamestown understands the value and critical importance of community and collaboration. Jamestown is well-versed in the art of designing vibrant , curated, accessible, and welcoming environments in which we work, live, shop, and play. We’re committed to raising the bar for innovative place making through tenant curation, site activation and programming, and reconfiguring public spaces.

Management Portfolio and Fundraising Services Tax and Accounting Management Risk and Legal Sustainability Management 11111 1111 Property and Asset lllll .11111 Services Creative Leasing, Retail lllll lllll .le 1111 111 Design, Architecture, lllll le 111 Development and lllll It 11111 10111.111111 Management Construction Disclosures & Risks 10111.111111 16111 le 11111 11111.111111 Markets Capital and Acquisitions Documents Team Summary Investment Capabilities Jamestown’s Overview Hadas Dashboard Offerings Jamestown

Jamestown Invest

Offerings | Dashboard | Hadas

- Overview
- Investment Summary
- Team
- Documents
- Risks & Disclosures

Investment Summary

What is Jamestown Invest?

Jamestown Invest 1, LLC is an investment fund formed to acquire and manage a portfolio of real estate investments in urban locations in the path of anticipated growth.

Investment Process


1
Shares Purchased
Investor buys shares which represent partial ownership in Jamestown Invest 1 (the "Fund")
2
Assets Acquired
Following a rigorous screening process, the Fund acquires assets which Jamestown believes meet the Fund's investment objectives
3
Value Added
Jamestown's vertically integrated team improves the assets, with the goal of creating value for investors, tenants and the community
4
Income Generated
As assets in the fund generate income, the Fund distributes cash flow to investors when available
5
Assets Sold
In approximately 5-7 years, the Fund aims to sell the improved assets with the goal of making money for investors

Investment Objectives:

- Acquire and manage a portfolio of real estate investments in urban locations in the path of anticipated growth
-Focus on properties that we believe can produce a consistent cash distribution after successful repositioning or redevelopment, and the opportunity for capital appreciation over an expected 5-7 year hold period
-Acquisition may include properties with potential for market repositioning, redevelopment, or ground-up development

Jamestown Invest
Offerings
Dashboard
Hadas

Overview
Investment Summary
Team
Documents
Risks & Disclosures

Target Assets

Investment Profile:
Value-Add

Investment Geography:
Atlanta, Raleigh, Charleston, and other major MSAs across the US



Investment Asset Classes:
Mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels

Investment Size:
$10 – $40 million

Disclaimer: Actual results may differ from those indicated in these financial projections and in such other forward-looking statements. Further, there is no assurance that Jamestown Invest 1, LLC will be able to achieve its investment objectives or to access targeted investments like those identified.

Jamestown Invest

Offerings | Dashboard | Hadas

Overview

Investment Summary

Team

Documents

Risks & Disclosures

Investment Pipeline

Southern Dairies



Southern Dairies
Atlanta, Georgia

A five-building office campus located on North Avenue in Atlanta's Old Fourth Ward submarket, near Ponce City Market, the BeltLine Eastside Trail, Piedmont Park, and Inman Park.

The project is a creative office conversion of an early 20th century dairy distribution plant, listed on the National Register of Historic Places. Office spaces feature high ceilings, historic finishes and unique architectural details.

Asset at a Glance
Property Type: Creative Office
Square Footage: 79,960 SF
Number of Buildings: 5
Acres: 4.1
Current Occupancy: 93% as of July 2019
Year Built/Renovated: 1920s – 1060s/1998

Built:1960s Year 2019 my J of as 60% Occupancy: Current 4 Buildings: of Number SF 223,531 Footage: Square Industrial -Flex Type: Property Glance a at Asset .access interstate 285- 75/1- 1 and customer to proximate remaining while Hills, Peachtree and Buckhead nearby to compared value relative a at space showroom quality- similar offer buildings The .parking ample and light natural ceilings, high space, open with use, of influx an experienced has which submarket, Westside Upper Atlanta’s in buildings industrial-flex of portfolio A Georgia Atlanta, Portfolio Westside Upper Disclosures & Risks Portfolio Westside Upper Documents site the at opportunities development Explore Team landscaping and wayfinding in upgrades with along initiatives, leasing and rebranding Execute Summary Investment feel boutique and tenancy market maintain to property the manage Actively rents market at lease- re and expirations lease Manage Plan Business The Overview Hadas Dashboard Offerings Invest Jamestown

.identified those like investments targeted access to or objectives investment its achieve to able be will LLD t, Invest Jamestown that assurance no is there Further, .statements Disclosures & Risks looking- forward other such in and projections financial these in indicated those from differ may results Actual Disclaimer: Documents office creative to space industrial convert and space restaurant create to opportunity Evaluate parking additional create to lot parking existing Rehabilitate Team users of set diverse a attract to brand district Westside Upper the upon Build Summary Investment vacancies Lease improvements capital Implement Overview Plan Business The Hadas Dashboard Offerings }ves° Jamestown

price sales contract of fee:1% disposition Asset price purchase initial the less NAV[3] adjusted of 20% Fee): Incentive .e.(i Allocation Participation NAV of 25%.fee:1 management Asset—(NAV) Value Asset Net of 60%. fee: administration Fund—fees: annual Ongoing investor the by paid fees upfront No Investor[2] the by Paid Fees 2,500$ Investment Minimum 500,000$ Investment -Co Sponsor stabilization at level Fund at 60% to Up Leverage .yield distribution stabilized annual 5%—3% anticipated an account into taking and affiliates its or Manager our to payable fees[2] of reduction after capital, invested its on 6x.1—4x.1 of return a below) described (as Fund the of Term the over providing of objective the with underwritten are investments Fund’s The Objectives Return Target [1] Terms Investment sclosures Di & Risks its Document Team Summary Investment Invest Jamestown Overview ono Dashboard Offerings Jamestown

.identified those like investments targeted access to or objectives investment its achieve to able be will LLC 1, Invest Jamestown that assurance no is there Further, .statements looking- forward other such in and projections financial these in indicated those from differ may results Actual Disclaimer: .accrued or paid dividends and distribution capital aggregate the (ii) by increased date, applicable the of as Allocation) Participation accrued any for reduction without NAV Fund’s the (i) to equal is NAV Adjusted .3 .fees all of description detailed a for Circular Offering Disclosures & Risks the see Please .NAV the in reflected be will and Fund the by paid be will fees operating estate real standard Additional .2 .terms Fund all of descriptions detailed for Circular Offering the download Please .1 Documents indefinitely shares their hold to prepared be should Shareholders Team basis quarterly a on shares redeem to ability limited have will Shareholders Liquidity Investor Summary Investment years 7-5 Approximately Fund of Term flow cash generating are Fund the in assets once Manager, of discretion at Quarterly, Distributions Overview Hadas Dashboard Offerings vest Jamestown

Download Agreement LLC 1 Invest Jamestown Download Agreement Subscription Download Circular Offering Invest Jamestown Documents Associate Manager Fund Associate Fund Relations Investor Coordinator Client Wilson, John Marcus, Elyssa Mandel, Andrew Aquino, Kathryn Disclosures & Risks Documents Team Summary Investment Team the About Overview Dashboard Offerings Jamestown

.LLO 1, Invest Jamestown in investment an of consequences and suitability the of determination independent an make to order in advisors other and tax accounting, legal, own your consulting and necessary deem you as investigations such conducting Circular, Offering the including documents, relevant all reviewing after made be should LLO 1, Invest Jamestown in invest to decision Any .strategy investment any Disclosures & Risks adopt to or securities any sell or buy to recommendation past or current a as viewed be not should and advice investment constitute not does website this on presented material and information The. risk pool blind and interest of conflicts history, Documents operating limited capital, invested of loss complete illiquidity, to, limited not are but include, risks These .invest you before considered be should that risks of discussion detailed a contains portal this on downloadable memorandum the of section Team Factors” “Risk The .risks substantial involves and speculative is shares common LLC’s 1, Invest Jamestown in Investing Summary Investment Disclosures & Risks Overview Dashboard Offerings Jamestown

risk their and investment the of evaluation independent own their on based investment, any make to not or whether of determination own their make must investors All vary may results actual and only examples illustrative are website the on shown returns or statements” looking `forward any and performance future of indicative not are results Prior this in materials or information the of any of completeness or aoouraoy the reviewed or investment any approved or recommended has authority regulatory or commission securities state or federal any nor SEO the Neither investment of ALL or part of loss for potential a is There is communication this in offering securities The investment all read and received have they that acknowledge must and standards suitability the meet they that certify must investors prospective All Privacy and Use of runs : the by bound be to agree you thereof, pages any and site this aooessing By . NCPS for brokeroheok the review oan You security any for recommendation a as construed be should Communication no and recommendations investment make not does NCPS UT City, Lake Salt 101, Suite , Union East 823 at located / FIN Member Corporation, Securities Private Capital North by conducted is site this on offering The entire their of loss the bear to able and investments private with associated risks the adopt to willing and with familiar are who US the of residents for available and intended suitable, only is website This site this on information suoh of use the or site this on information suoh any of completeness or racy aoou adequacy, the to related kind any of implied, or express any employees and agents directors, officers, its of any nor Jamestown Neither suoh of completeness or aoouraoy, adequacy, the verify to steps taken not has Jamestown suoh of issuer applicable the of, responsibility the warranty, makes is communication this in included information all and by, offered being are site this on securities All any to respect with recommendations or analysis endorsement, advice, investment give not does Jamestown—broker registered a not is Jamestown visiting by obtained be may offering A Regulation the for statement offering preliminary the of Copies any of commitment or obligation no involves interest of indication person’s A qualification the after given aooeptanoe its of notice before time any at kind, any of commitment or obligation without revoked, or withdrawn be may offer such any and qualified, is statement offering the until received be oan price purchase the of part no and aooepted be oan securities the buy to offer No be not will response, in sent if and solicited, being is consideration other or money No as 1933, of Aot Securities the under A Regulation to pursuant offering public a sponsor to intends Jamestown .”) “Jamestown ( LP Jamestown, by operated is site This NOTICE: MESSAGE: IMPORTANT rights All 2019 0 ® Use Of Terms Policy& Privacy Us Contact Hadas Dashboard Offerings Invest Jamestown